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                                                                    EXHIBIT 99.1

                 [LETTERHEAD OF ADVANCED MICRO DEVICES, INC.]

NEWS RELEASE

                                                        For further information:
                                                                  John Greenagel
                                                                  (408) 749-3310


                 AMD EXPECTS LOWER FIRST-QUARTER REVENUES AND
                      OPERATING RESULTS BELOW EXPECTATIONS

SUNNYVALE, CA...April 1, 1996...AMD announced today that it expects first-quarter revenues will be lower than the immediate-prior quarter and that operating results will not meet analysts' expectations. All personal computer-related product lines experienced weak demand. The company will report financial results for the quarter ended March 31, 1996, on April 9.

AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces processors, flash memories, programmable logic devices, and products for communications and networking applications. Founded in 1969 and based in Sunnyvale, Calif., AMD had revenues of $2.4 billion in 1995 (NYSE: AMD).

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available on the Internet via the World Wide Web. Type http://www.amd.com at the
URL prompt.

AMD, the AMD logo and combinations thereof are trademarks of Advanced Micro Devices, Inc.

AMD news release #96CORP11                                    9645